UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2019

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 739-7825

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On January 30, 2019, Alliance MMA, Inc. (n/k/a SCWorx Corp.) held a Special Meeting in lieu of Annual Meeting of Stockholders, at which the stockholders approved all four nominees for the board of directors and all other proposals submitted to the stockholders.

The following nominees for director were elected and the number of votes cast “for” “against” and abstentions are indicated opposite each such director’s name below:

Nominee	Votes “FOR”	Votes “AGAINST’	ABSTENTIONS
Joseph Gamberale	9,122,008	401,480	122,362
Charles K. Miller	9,219,330	303,302	123,218
Joel D. Tracy	9,193,955	329,035	319,254
Burt A. Watson	9,202,999	319,254	123,597

In addition, the following matters were approved by the stockholders and the number of votes cast “for” “against” and abstentions are indicated opposite each such matter below:

Matter	Votes “FOR”	Votes “AGAINST’	ABSTENTIONS
Acquisition of SCWorx Corp.	9,515,177	97,697	32,976
Issuance of Series A Preferred Stock Units	9,071,949	534,726	39,175
Reverse stock Split of Common Stock	9,128,273	476,247	41,330
Increase Shares in Stock Option Plan	8,904,898	652,274	88,678
Ratify Appointment of Accounting Firm	9,460,198	59,330	126,322
Advisory Vote on Executive Compensation	8,864,806	656,539	124,505

With regard to the stockholder vote on the frequency of shareholder advisory votes on executive compensation required by section 14A(a)(2) of the Securities Exchange Act of 1934, the number of votes cast for one, two and three years, as well as abstentions is set forth below:

Frequency of Shareholder Advisory Votes	Votes “FOR”	ABSTENTIONS
1 year	757,509
2 years	8,263,050
3 years	57,251
Total	9,077,810	568,040

In light of the foregoing, the Company will include a shareholder vote on the compensation of executives in its proxy materials every two years until the next required vote on the frequency of shareholder votes on the compensation of executives.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCWorx Corp.

	By:	/s/ John Price
John Price
Chief Financial Officer

Dated: February 5, 2019